UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2006

NOVT Corporation

(Exact name of registrant as specified in its charter)

Florida	0-20727	59-2787476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 International Blvd. Norcross, GA	30093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 717-0904

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Letter Agreement with Subhash C. Sarda

On April 6, 2006, NOVT Corporation (“NOVT” or the “Company”) entered into a second amendment (the “Second Amendment”) to the Letter Agreement, dated as of November 11, 2005, between the Company and Subhash C. Sarda, who was re-appointed the Company’s Vice President, Finance and Chief Financial Officer effective April 1, 2006, as previously amended pursuant to First Amendment to Letter Agreement (the “First Amendment”), dated as of March 9, 2006 (as amended by the First Amendment, the “Sarda Letter Agreement”). The entry into the Sarda Letter Agreement, which provided that Mr. Sarda would continue to be employed by the Company through March 31, 2006 and that Mr. Sarda would receive salary and certain other payments from the Company, was previously reported in Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 17, 2005 and March 15, 2006.

The Second Amendment provides for the employment of Mr. Sarda for the period April 1, 2006 through May 31, 2006, at which time his employment with the Company shall terminate. The Second Amendment further provides that during such period, Mr. Sarda will be entitled to receive a base salary at an annual rate of $270,000, to be paid on a bi-weekly basis through May 31, 2006, as well as all other accompanying benefits of employment.

The above description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference. Other than as set forth in the Second Amendment, all other terms and conditions of the Sarda Letter Agreement remain unchanged and in full force and effect.

Consulting Agreement with Daniel G. Hall

On April 6, 2006, the Company entered into a consulting agreement (the “Consulting Agreement”) with Daniel G. Hall, who ceased to be employed by the Company as its Vice President, Secretary and General Counsel on March 31, 2006 and who will cease to be a non-officer employee of the Company on April 7, 2006. The Consulting Agreement provides that for the period from April 8, 2006 to April 30, 2006, Mr. Hall shall be retained as a consultant to the Company to provide services consisting of special projects relating to executive management, strategic business transactions or legal management of corporate matters at the request of the Company’s chief executive officer or the board of directors. Mr. Hall shall be paid $125 per hour for telephone consultations and work performed from Mr. Hall’s home or other off-site location maintained by Mr. Hall and $1,200 per day (or any part of a day) for work performed at NOVT’s office or the offices of its advisors.

The above description of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2, and is incorporated herein by reference.

Compensation of Directors

On April 4, 2006, the board of directors of the Company modified the compensation to be paid to members of the board of directors such that each non-officer director of the Company will be paid an annual retainer of $15,000 and directors will no longer receive fees for each board meeting or committee meeting attended in person or by telephone. Directors of the Company who also serve as officers of the Company currently receive no compensation in connection with their positions as officers or directors of the Company.

Item 5.01. Changes in Control of Registrant.

The change in the composition of the board of directors (as effected pursuant to the Settlement Agreement described in Item 5.02 below) may, although approved by the previous board of directors, be deemed to have resulted in a change of “control” of NOVT within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Changes in NOVT Board of Directors

As previously reported in a Current Report on Form 8-K filed with the SEC on March 23, 2006, on March 17, 2006, the Company executed and delivered a settlement agreement, dated as of March 16, 2006 (the “Settlement Agreement”), with Steel Partners II, L.P., a Delaware limited partnership, J.L. Howard, Inc., a New York corporation, Steel Partners, L.L.C., a Delaware limited liability company, Warren G. Lichtenstein, Jack L. Howard, John Quicke, James Henderson, Joshua Schechter, Harvey J. Bazaar, Leonard Toboroff and “The Novoste Full Value Committee” (collectively, the “Steel Parties”). Consistent with the terms of the Settlement Agreement, on March 30, 2006, the board of directors of NOVT took the following actions effective as of April 1, 2006:

•	accepted the resignations from the board of directors of J. Stephen Holmes, Charles E. Larsen, Judy Lindstrom, Alfred J. Novak, Stephen I. Shapiro and Thomas D. Weldon pursuant to undertaking letters (collectively, the “Undertaking Letters”) entered into by the directors and executive officers of the Company (collectively, the “NOVT Parties”);

•	reduced the size of the board of directors from seven directors to four directors, such that there would be two Class I directors, one Class II director and one Class III director;

•	confirmed that William E. Whitmer would remain as a Class I director until such time as he resigns or his successor shall be duly elected or appointed; and

•	appointed Leonard Toboroff as a Class I director, John Quicke as a Class II director and Jack L. Howard as a Class III director, in each case until such time as he resigns or his successor shall be duly elected or appointed.

The Settlement Agreement further provides that, subject to the fiduciary duties of the members of the board, Messrs. Toboroff and Whitmer will stand for election as Class I directors at the Company’s next annual meeting of shareholders, and the Steel Parties have agreed in their capacities as shareholders to support the nomination and election of both such directors and to cause shares of NOVT common stock they own to be voted in favor of both such nominees. In addition, pursuant to Florida law, those directors elected by the board of directors to fill vacancies as Class II and Class III directors hold office until the next shareholders’ meeting at which directors are elected.

The Settlement Agreement and Undertaking Letters entered into with the NOVT Parties also collectively provide that: (i) the Company shall continue to have an audit committee of the board so long as required under SEC rules, and the Steel Parties agree to support Mr. Whitmer’s continued membership on such audit committee so long as he remains a director of the Company and remains eligible to serve on such audit committee; (ii) the Company shall reimburse the Steel Parties $232,912.75 for out-of-pocket expenses incurred in connection with the proxy contest involving the opposition to the dissolution proposal made by the board that was considered at the March 7, 2006 special meeting of shareholders (the “Proxy Contest”) and the election contest to remove the NOVT board of directors (the “Election Contest”); (iii) each NOVT Party releases each of the Steel Parties, and each of the Steel Parties releases each of the NOVT Parties, from any potential claims or causes of action; (iv) the Company releases each of the Steel Parties and each of the NOVT Parties from any potential claims or causes of actions relating to or arising from matters set forth in SEC filings made in connection with the Proxy Contest or the Election Contest; (v) the parties shall abide by certain non-disparagement and mutual cooperation covenants; and (vi) the Company shall continue to honor certain employee benefit plans and arrangements.

The above descriptions of the Settlement Agreement and the Undertaking Letters are qualified in their entirety by reference to the Settlement Agreement and the form of Undertaking Letters, copies of which were filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2006, and which are incorporated herein by reference.

Changes in NOVT Officers

As previously reported in a Current Report on Form 8-K filed with the SEC on November 17, 2005, the employment of Alfred J. Novak, the Company’s President and Chief Executive Officer, terminated effective March 31, 2006 pursuant to a letter agreement previously entered into between the Company and Mr. Novak. As previously reported in a Current Report on Form 8-K filed with the SEC on March 15, 2006, the employment of Daniel G. Hall, the Company’s Vice President, Secretary and General Counsel, and Subhash C. Sarda, the Company’s Vice President, Finance and Chief Financial Officer, terminated effective March 31, 2006 pursuant to letter agreements previously entered into between the Company and Messrs. Hall and Sarda.

On April 4, 2006, the newly reconstituted board of directors of the Company took the following actions effective as of April 1, 2006:

•	John Quicke was appointed the Company’s Chairman of the Board of Directors and President and Chief Executive Officer;

•	Subhash C. Sarda was re-appointed the Company’s Vice President, Finance and Chief Financial Officer through May 31, 2006;

•	Jack L. Howard was appointed the Company’s Secretary; and

•	Daniel G. Hall is to be employed by the Company in a non-officer capacity effective April 1, 2006 through April 7, 2006 and as a consultant to the Company effective beginning April 8, 2006 through April 30, 2006.

The following information describes our executive officers effective as of April 1, 2006:

Name	Age	Position
John Quicke	56	Chairman of the Board of Directors and President and Chief Executive Officer
Subhash C. Sarda	56	Vice President, Finance and Chief Financial Officer
Jack L. Howard	44	Secretary

John Quicke, age 56. Mr. Quicke became a director of the Company pursuant to the Settlement Agreement on April 1, 2006 and was appointed the Company’s Chairman of the Board of Directors and President and Chief Executive Officer effective as of April 1, 2006. Mr. Quicke has served as a Vice President of Steel Partners, Ltd., a management and advisory company that provides management services to Steel Partners II, L.P. and its affiliates, since September 2005. Mr. Quicke has served as a director of WHX since July 2005 and as a Vice President since October 2005. He served as a director, President and Chief Operating Officer of Sequa Corporation, a diversified industrial company, from 1993 to March 2004, and Vice Chairman and Executive Officer of Sequa from March 2004 to March 2005. As Vice Chairman and Executive Officer of Sequa, Mr. Quicke was responsible for the Automotive, Metal Coating, Specialty Chemicals, Industrial Machinery and Other Product operating segments of the company. From March 2005 to August 2005, Mr. Quicke occasionally served as a consultant to Steel Partners and explored other business opportunities. Mr. Quicke does not beneficially own any NOVT securities.

Subhash C. Sarda, age 56. Mr. Sarda was re-appointed the Company’s Vice President, Finance and Chief Financial Officer effective as of April 1, 2006. Mr. Sarda joined NOVT in November 2002 as Corporate Controller, and served as Acting Chief Financial Officer beginning in August 2003. In February 2004, he was promoted to the position of Vice President, Finance and continued to be responsible for the duties of Controller and Acting Chief Financial Officer until December 2004 when he was promoted to the position of Chief Financial Officer. Prior to joining NOVT, Mr. Sarda worked in a number of multi-national companies with management responsibilities for operational and SEC reporting. Mr. Sarda, a CMA, ACA, holds an M.B.A. from Temple University, Philadelphia, and a B.A. in Accounting from studies pursued at the London School of Accountancy, London, UK. Mr. Sarda is deemed to beneficially own 19,608 shares of NOVT common stock consisting of options to acquire shares of common stock that can be acquired within 60 days from April 6, 2006.

Jack L. Howard, age 44. Mr. Howard became a director of the Company pursuant to the Settlement Agreement on April 1, 2006 and was appointed the Company’s Secretary effective as of April 1, 2006. Mr. Howard has been a registered principal of Mutual Securities, Inc., a registered broker-dealer, since 1989. He has served as the Vice President and Vice Chairman of Steel Partners, Ltd., since December 2003. Mr. Howard has served as Chairman of the Board of WebFinancial Corporation, a consumer and commercial lender, since June 2005, as a director of WebFinancial since 1996 and as its Vice President since December 1997. From December 1997 to May 2000, he also served as Secretary, Treasurer and Chief Financial Officer of WebFinancial. He has served as Chairman of the Board and Chief Executive Officer of Gateway Industries, Inc., a provider of database development and web site design and development services, since February 2004, as Vice President of Gateway since December 2001 and as a director of Gateway since May 1994. He is also a director of BNS Co., a real estate management company, WHX Corporation, a holding company, and CoSine Communications, Inc., a global telecommunications equipment supplier. Mr. Howard is deemed to beneficially own 663 shares of NOVT common stock owned by J.L. Howard, a corporation controlled by Mr. Howard.

Item 8.01. Other Events.

On April 4, 2006, the board of directors of the Company approved the termination of each of the Company’s Audit Committee, Stock Option and Compensation Committee, and Nominating and Corporate Governance Committee and the termination of each of the charters with respect to each of such committees. The board of directors further determined that the responsibilities of such committees would be assumed by the full board of directors on an on-going basis. With the reduction in size of the board of directors from seven directors to four directors as described in Item 5.02 above and in light of the fact that the Company has no continuing operating business as a result of the completion of the sale of its vascular brachytherapy business on March 9, 2006 to Best Vascular, Inc., the board determined that there was no need to maintain a separate committee structure for the consideration of matters previously delegated to the above-referenced committees and that the full board of directors can effectively assume and manage the responsibilities of such committees.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Second Amendment to Letter Agreement, dated April 6, 2006, between NOVT Corporation and Subhash C. Sarda.

10.2	Consulting Agreement, dated April 6, 2006, between NOVT Corporation and Daniel G. Hall.

10.3	Settlement Agreement, dated as of March 16, 2006, between NOVT Corporation, Steel Partners II, L.P., J.L. Howard, Inc., Steel Partners, L.L.C., Warren G. Lichtenstein, Jack L. Howard, John Quicke, James Henderson, Joshua Schechter, Harvey J. Bazaar, Leonard Toboroff and “The Novoste Full Value Committee” (Incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by the Company with the SEC on March 23, 2006).

10.4	Form of NOVT director and officer undertaking letter (Incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by the Company with the SEC on March 23, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVOSTE CORPORATION

By:	/s/ John Quicke
Name:	John Quicke
Title:	President and Chief Executive Officer

Date: April 6, 2006

EXHIBIT INDEX

10.1	Second Amendment to Letter Agreement, dated April 6, 2006, between NOVT Corporation and Subhash C. Sarda.

10.2	Consulting Agreement, dated April 6, 2006, between NOVT Corporation and Daniel G. Hall.

10.3	Settlement Agreement, dated as of March 16, 2006, between NOVT Corporation, Steel Partners II, L.P., J.L. Howard, Inc., Steel Partners, L.L.C., Warren G. Lichtenstein, Jack L. Howard, John Quicke, James Henderson, Joshua Schechter, Harvey J. Bazaar, Leonard Toboroff and “The Novoste Full Value Committee” (Incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by the Company with the SEC on March 23, 2006).

10.4	Form of NOVT director and officer undertaking letter (Incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by the Company with the SEC on March 23, 2006).